Exhibit 5.1

                , 2005

EXCO Resources, Inc.
12377 Merit Drive, Suite 1700
Dallas, Texas 75251

Re: EXCO Resources, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as counsel to EXCO Resources, Inc., a Texas corporation (the "Company"), in connection with the proposed registration of                        shares of common stock of the Company, par value $0.001 per share (the "Shares"), including            shares issuable upon exercise of the underwriters' over-allotment option, pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission") on                         , 2005 (Registration No. 333-            ) , as amended to date (the "Registration Statement"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the validity of the Shares.

        The opinions expressed herein are limited exclusively to the internal substantive laws of the state of Texas (the "Texas Law") and applicable federal laws of the United States of America.

        In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement, including the prospectus, and all exhibits thereto; (ii) the Company's Second Amended and Restated Articles of Incorporation and any amendments to date certified by the Secretary of State of the State of Texas; (iii) the Company's Bylaws and any amendments to date certified by the Secretary of the Company; (iv) the minutes and records of the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares covered by the Registration Statement and related matters thereto; (v) the form of Underwriting Agreement (herein so called), to be entered into among the Company and J.P. Morgan Securities Inc., Bear Stearns & Co. Inc., Goldman, Sachs & Co., A.G. Edwards & Sons, Inc., Credit Suisse First Boston LLC and KeyBanc Capital Markets, a division of McDonald Investments Inc.; (vi) the specimen common stock certificate filed as Exhibit 4.10 to the Registration Statement; and (vii) such other records, documents and instruments as we have deemed necessary for the expression of the opinion stated herein.

        In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. We have assumed that the Underwriting Agreement will be executed in substantially the same form submitted to us. Finally, we have assumed that all formalities required by the Company's Second Amended and Restated Certificate of Incorporation, including any amendments thereto, the Company's Bylaws, including any amendments thereto, and the Texas Law will be complied with when the Shares are issued by the Company.

        Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that the Shares have been duly authorized for issuance, and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to our firm under the caption "Legal Matters" in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Haynes and Boone, LLP